CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus Supplement of UACSC 1998-D Auto Trust, of our report dated February 3, 1998, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".



                                              /s/ PricewaterhouseCoopers LLP
                                              ------------------------------
                                              PricewaterhouseCoopers LLP

November 6, 1998
New York, New York